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                                                                    EXHIBIT 99.4

                        ________________ Shares (Maximum)
                       _________________ Shares (Minimum)

                         PATRIOT NATIONAL BANCORP, INC.

                         Common Stock ($2.00 par value)

        Initially Offered Pursuant to Rights Distributed to Shareholders

TO OUR CLIENTS:

      Enclosed for your consideration are a Prospectus dated ______________, 2005 (the "Prospectus"), and the Instructions as to Use of Subscription Rights Certificates (the "Instructions"), relating to the offering (the "Offering") of up to ____________ shares of Common Stock, $2.00 par value per share (the "Common Stock"), of Patriot National Bancorp, Inc. (the "Company"), at a price of $________ per share (the "Subscription Price"). Nontransferable subscription rights ("Rights") are being distributed to holders of record of Common Stock ("Rights Holders"), at the close of business on _____________, 2005 (the "Record Date").

      As described in the accompanying Prospectus, you will receive one right for each ______ (____) shares of Common Stock beneficially owned as of the Record Date. Each Right will entitle you to subscribe for and purchase from the Company one (1) share of Common Stock (the "Basic Subscription Right") at the Subscription Price. If you exercise the Basic Subscription Right in full you will also have the right (the "Oversubscription Privilege") to subscribe, at the Subscription Price, for two (2) shares of Common Stock (for each Right held) available after satisfaction of all subscriptions pursuant to the Basic Subscription Right (the "Excess Shares"), subject to proration and reduction, all as more fully described in the Prospectus. If the number of Excess Shares is not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, such Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those Rights Holders exercising the Oversubscription Privilege in proportion to the respective number of shares each such Rights Holder subscribes for pursuant to the Basic Subscription Right.

      The materials enclosed are being forwarded to you as the beneficial owner of shares of Common Stock carried by us in your account but not registered in your name. Exercises and sales of Rights may only be made by us as the registered holder of Rights and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus and Instructions.

      Your instructions to us should be forwarded as promptly as possible to permit us to exercise Rights on your behalf in accordance with the provisions of the Offering. The Offering will expire at 5:00 p.m., Eastern Time, on ____________, 2005, unless extended by the Company, to a date not later than 5:00 p.m., Eastern Time on ____________, 2005 (in either case, the "Expiration Time"). Once a Rights Holder has properly exercised the Basic Subscription Right and, if applicable, the Oversubscription Privilege, such exercise may not be revoked.

      If you wish to have us, on your behalf, exercise Rights to Purchase any shares of Common Stock to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

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      IF WE DO NOT RECEIVE COMPLETE WRITTEN INSTRUCTIONS IN ACCORDANCE WITH THE
PROCEDURES OUTLINED IN THE PROSPECTUS, WE WILL NOT EXERCISE YOUR RIGHTS, AND YOUR RIGHTS WILL EXPIRE VALUELESS.

      ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE DIRECTED TO REGISTRAR AND TRANSFER COMPANY, THE INFORMATION AGENT AND THE SUBSCRIPTION AGENT, AT (800) 866-1340.

                                      Very truly yours,


                                      By:
                                         ----------------------------------
                                             Angelo De Caro
                                             CHAIRMAN OF THE BOARD
                                             AND CHIEF EXECUTIVE OFFICER

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                       INSTRUCTIONS TO RECORD DATE HOLDER

      The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock.

      This will instruct you whether to exercise Rights to purchase Common Stock distributed with respect to the shares of Common Stock held by you for the account of the undersigned pursuant to the terms and subject to the conditions set forth in the Prospectus and the related Instructions as to Use of Subscription Rights Certificates.

      / / Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

      / / Please EXERCISE RIGHTS for shares of Common Stock as set forth below:

          Basic Subscription Right:_______________ X $________ = $__________ (a)
                                   (no. of shares)

          Oversubscription Privilege:_______________ X $________ = $________ (b)
                                     (no. of shares)

          Total payment Required: the sum of (a) plus (b) = $_______________ (c)

      / / Payment in the following amount is enclosed: $____________________ (d)

      / / Please deduct payment from the following account maintained by you as follows:


_____________________________                       __________________
Type of Account                                     Account No.

Amount to be deducted: $ _______ (e)


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--------------------------------

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       Signature(s)

Please type or print name(s) below              Date: ____________________

_____________________________

___________________________

_________________________

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